Exhibit 4.62

January 24, 2007

Rich Hoops

c/o Department of Interior- Bureau of Land Management

1340 Financial Boulevard

Reno, NV

89502

RE:

BLUE MOUNTAIN UNIT AGREEMENT – NEVADA GEOTHERMAL POWER COMPANY (“NGPC”) EXHIBITS A AND B – AMENDMENT #2

Dear Mr. Hoops:

Attached for your review and approval is a second amendment to Exhibits A and B of the Blue Mountain Unit Agreement documents submitted by NGPC to you on August 28, 2006.  The amendment changes are as follows:

1.

New owner for Section 13, Tract 9:  RLF Nevada Properties, LLC (formerly part of  the NLRC lease # 189093).

2.

Acreage correction of Section 10 is 654.68 (from 654.88).

3.

Correction of Section 27 owner name to JHG, LLC (DeLong)

4.

Correction of the percentages and totals

These changes are not substantive and have been reviewed and approved by NGPC management.  We respectfully request that these documents replace those previously submitted to your office.

Thanking you in advance for your assistance in completing the processing of this second amendment.

Yours truly,

Kim Niggemann

Project Director

Encls.
cc:	Brian Fairbank- President
Frank Misseldine, Development Manager

EXHIBIT “B” JULY, 17 2006

BLUE MOUNTAIN UNIT AREA

HUMBOLDT COUNTY, NEVADA

TRACT NO.	DESCRIPTION OF LAND	SERIAL NUMBER	NET ACRES	PERCENTAGE OF PARTICIPATION	BASICROYALTY AND OWNERSHIP	WORKING INTEREST AND PERCENTAGE
FEDERAL LANDS
1	T36N-R34E Sec. 10 Sec. 12 Sec. 22 Sec. 24 Sec. 26	N-77668	3294.94	29.99594%	U.S.A.-100%	NEVADA GEOTHERMAL POWER COMPANY-100%

2	T36N-R34E Sec. 14	N-51796	663.76	6.03713%	U.S.A.-100%	NEVADA GEOTHERMAL POWER COMPANY-100%

3	T36N-R34E Sec. 16	N-80086	650.32	5.91489%	U.S.A.-100%	NEVADA GEOTHERMAL POWER COMPANY-100%

4	T36N-R34E Sec. 28	N-80159	650.32	5.91489%	U.S.A.-100%	NEVADA GEOTHERMAL POWER COMPANY-100%

PATENTED LANDS
5	T36N-R34E Sec. 1 Sec. 11 Sec. 13 Sec. 25 Sec. 35	N-189093	3172.28	28.85302%	Nevada Land & Resource Co.-100%	NEVADA GEOTHERMAL POWER COMPANY-100%

TRACT NO.	DESCRIPTION OF LAND	SERIAL NUMBER	NET ACRES	PERCENTAGE OF PARTICIPATION	BASICROYALTY AND OWNERSHIP	WORKING INTEREST AND PERCENTAGE
6	T36N-R34E Sec. 15 Sec. 23	187556	1280	11.64206%	Burlington Northern & Santa Fe Railroad.-100%	NEVADA GEOTHERMAL POWER COMPANY-100%

7	T36N-R34E Sec. 21		640	5.82103%	Crawford Lands.-100%	NEVADA GEOTHERMAL POWER COMPANY-100%

8	T36N-R34E Sec. 27		640	5.82103%	JHG, LLC/ Delong Lands-100%	NEVADA GEOTHERMAL POWER COMPANY-100%

SUMMARY
FEDERAL LANDS	5362.34	47.86000
PATENTED LANDS	5732.28	5214000
TOTAL	10994.62	100